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                            QUAKER STATE CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

                               FOUR SEASONS HOTEL
                            120 EAST DELAWARE PLACE
                            CHICAGO, ILLINOIS 60611
                     SEPTEMBER 18, 1998 -- 1:00 P.M. C.D.T.

     The undersigned stockholder of Quaker State Corporation (the
"Corporation") hereby (1) acknowledges receipt of the Notice of the Special Meeting of Stockholders of the Corporation, to be held on September 18, 1998, at 1:00 p.m. Central Daylight Time (the "Special Meeting"), at the Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois 60611, and the Proxy
Statement in connection therewith and (2) appoints Herbert M. Baum, John D.
Barr and Conrad A. Conrad, or each of them acting individually, each with full power of substitution, as proxies of the undersigned to vote, as designated below, at the Special Meeting, and at any adjournments or postponements thereof, all the shares of Capital Stock of the Corporation which the undersigned would be entitled to vote, on the matter set out on the reverse side of this card and, at their discretion, on any other business which may properly come before the Special Meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" ITEM 1 AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PROXIES ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING.

                 (Continued and to be signed on the other side)
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                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             this example   [X]


1. To adopt the Agreement and Plan of Merger, dated as of April 14, 1998, as amended, among Pennzoil Company, Pennzoil Products Company, Downstream Merger Company and the Corporation, and the transactions contemplated thereby.


                 FOR             AGAINST           ABSTAIN
                 [ ]               [ ]               [ ]


Signature _____________________ Signature (if held jointly) _________________

Date ______________________, 1998

Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicated with your full title when signing. If a corporation or partnership, please sign in full corporate or partnership name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.